EXHIBIT 21

SUBSIDIARIES

The following lists all significant subsidiaries and affiliates of A. O. Smith Corporation. Certain direct and indirect subsidiaries of A. O. Smith Corporation have been omitted because, considered in the aggregate as a single subsidiary, such subsidiaries would not constitute a significant subsidiary.

                                                        Jurisdiction in Which
Name of Subsidiary                                         Incorporated

AOS Holding Company                                          Delaware
A. O. Smith International Corporation                        Delaware

APCOM, Inc.                                                  Tennessee
State Industries, Inc.                                       Tennessee

A. O. Smith Export, Ltd.                                     Barbados
A. O. Smith Holdings (Barbados) SRL                          Barbados

A. O. Smith Enterprises Ltd.                                 Canada

A. O. Smith (China) Water Heater Co., Ltd.                   China
A. O. Smith Electrical Products (Shenzhen)Co., Ltd.          China

A. O. Smith L'eau Chaude S.a.r.l.                            France

A. O. Smith Warmwasser-Systemtechnik GmbH                    Germany

A. O. Smith Electrical Products Limited Liability Company    Hungary

A. O. Smith Electric Motors (Ireland) Ltd.                   Ireland
A. O. Smith Holdings (Ireland) Ltd.                          Ireland

IG-Mex, S.A. de C.V.                                         Mexico
Motores Electricos de Juarez, S.A. de C.V.                   Mexico
Motores Electricos de Monterrey, S.A. de C.V.                Mexico
Productos de Agua, S.A. de C.V.                              Mexico
Productos Electricos Aplicados, S.A. de C.V.                 Mexico

A.O. Smith Electrical Products B.V.                          The Netherlands
A.O. Smith Water Products Company B.V.                       The Netherlands
A.O. Smith Holdings B.V.                                     The Netherlands
A.O. Smith Products v.o.f.                                   The Netherlands

A. O. Smith Electrical Products (S.E.A) Pte Ltd              Singapore

A. O. Smith Electrical Products Limited                      United Kingdom
State Water Heaters (U.K.) Limited                           United Kingdom